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                                                                   EXHIBIT 10.46

                                                             [Execution Version]

         TWENTY-THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS TWENTY-THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of December 27, 2002, is entered into by and among CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender"), HANOVER DIRECT PENNSYLVANIA, INC., a Pennsylvania corporation ("HDPI"), BRAWN OF CALIFORNIA, INC., a California corporation ("Brawn"), GUMP'S BY MAIL, INC., a Delaware corporation ("GBM"), GUMP'S CORP., a California corporation ("Gump's"), HANOVER DIRECT VIRGINIA INC., a Delaware corporation ("HDV"), HANOVER REALTY, INC., a Virginia corporation ("Hanover Realty"), THE COMPANY STORE FACTORY, INC., a Delaware corporation ("TCS Factory"), THE COMPANY OFFICE, INC., a Delaware corporation ("TCS Office"), SILHOUETTES, LLC, a Delaware limited liability company ("Silhouettes LLC"), HANOVER COMPANY STORE, LLC, a Delaware limited liability company ("HCS LLC"), DOMESTICATIONS, LLC, a Delaware limited liability company ("Domestications LLC"), KEYSTONE INTERNET SERVICES, INC., a Delaware corporation ("Keystone Internet"; and together with HDPI, Brawn, GBM, Gump's, HDV, Hanover Realty, TCS Factory, TCS Office, Silhouettes LLC, HCS LLC and Domestications LLC, collectively, "Existing Borrowers" and each individually, an "Existing Borrower"), HANOVER DIRECT, INC., a Delaware corporation ("Hanover"), AMERICAN DOWN & TEXTILE COMPANY, a Wisconsin

corporation ("American Down"), D.M. ADVERTISING, INC., a New Jersey corporation ("DM Advertising"), KEYSTONE LIQUIDATIONS, INC., a Delaware corporation, formerly known as Tweeds of Vermont, Inc. ("Keystone Liquidations"), HANOVER HOME FASHIONS GROUP, LLC, a Delaware limited liability company ("HHFG LLC"), ENCORE CATALOG, LLC, a Delaware limited liability company ("Encore LLC"), CLEARANCE WORLD OUTLETS, LLC, a Delaware limited liability company ("Clearance World"), SCANDIA DOWN, LLC, a Delaware limited liability company ("Scandia Down LLC"), ERIZON, INC., a Delaware corporation ("erizon, inc."), HANOVER BRANDS, INC., a Delaware corporation ("Hanover Brands"), LACROSSE FULFILLMENT, LLC, a Delaware limited liability company ("LaCrosse LLC"), SAN DIEGO TELEMARKETING, LLC, a Delaware limited liability company ("San Diego LLC"), D.M. ADVERTISING, LLC, a Delaware limited liability company ("DM Advertising LLC"; and together with Hanover, American Down, DM Advertising, Keystone Liquidations, HHFG LLC, Encore LLC, Clearance World, Scandia Down LLC, erizon, inc., Hanover Brands, LaCrosse LLC and San Diego LLC, collectively, "Existing Guarantors" and each individually, an "Existing Guarantor"), KEYSTONE INTERNET SERVICES, LLC, a Delaware limited liability company ("KIS LLC", as hereinafter further defined), THE COMPANY STORE GROUP, LLC, a Delaware limited liability company ("CSG LLC", as hereinafter further defined), AMERICAN DOWN & TEXTILE, LLC, a Delaware limited liability company ("ADT LLC", as hereinafter further defined) and HANOVER GIFTS, INC., a Virginia corporation ("Hanover Gifts", as hereinafter further defined). Each Existing Borrower, together with KIS LLC and CSG LLC, shall hereinafter be referred to individually as a "Borrower" and collectively as "Borrowers", and each Existing Guarantor, together with ADT LLC and Hanover Gifts, shall hereinafter be referred to individually as a "Guarantor" and collectively as "Guarantors".

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                              W I T N E S S E T H:

         WHEREAS, Existing Borrowers, Existing Guarantors and Lender are parties to the Loan and Security Agreement, dated November 14, 1995, as amended by the First Amendment to Loan and Security Agreement, dated February 22, 1996, the Second Amendment to Loan and Security Agreement, dated April 16, 1996, the Third Amendment to Loan and Security Agreement, dated May 24, 1996, the Fourth Amendment to Loan and Security Agreement, dated May 31, 1996, the Fifth Amendment to Loan and Security Agreement, dated September 11, 1996, the Sixth Amendment to Loan and Security Agreement, dated as of December 5, 1996, the Seventh Amendment to Loan and Security Agreement, dated as of December 18, 1996, the Eighth Amendment to Loan and Security Agreement, dated as of March 26, 1997, the Ninth Amendment to Loan and Security Agreement, dated as of April 18, 1997, the Tenth Amendment to Loan and Security Agreement, dated as of October 31, 1997, the Eleventh Amendment to Loan and Security Agreement, dated as of March 25, 1998, the Twelfth Amendment to Loan and Security Agreement, dated as of September 30, 1998, the Thirteenth Amendment to Loan and Security Agreement, dated as of September 30, 1998, the Fourteenth Amendment to Loan and Security Agreement, dated as of February 28, 2000, the Fifteenth Amendment to Loan and Security Agreement, dated as of March 24, 2000, the Sixteenth Amendment to Loan and Security Agreement, dated as of August 8, 2000, the Seventeenth Amendment to Loan and Security Agreement, dated as of January 5, 2001, the Eighteenth Amendment to Loan and Security Agreement, dated as of November 12, 2001, the Nineteenth Amendment to Loan and Security Agreement, dated as of December 18, 2001, the Twentieth Amendment to Loan and Security Agreement, dated as of March 5, 2002, the Twenty-First Amendment to Loan and Security Agreement, dated as of March 21, 2002, and the Twenty-Second Amendment to Loan and Security Agreement, dated as of August 16, 2002 (as so amended, the "Loan Agreement"), pursuant to which Lender has made loans and advances to Existing Borrowers;

         WHEREAS, in connection with the Hanover 2002 Reorganization (as hereinafter defined), Existing Borrowers and Existing Guarantors have requested that each of KIS LLC and CSG LLC become a Revolving Loan Borrower pursuant to the terms and conditions of the Loan Agreement, as amended hereby, and that each of ADT LLC and Hanover Gifts become a Guarantor pursuant to the terms and conditions of the Loan Agreement and the other Financing Agreements, as amended hereby;

          WHEREAS, Existing Borrowers and Existing Guarantors have also requested that Lender, among other things (a) amend the definitions of Consolidated Working Capital, Consolidated Net Worth and EBITDA, (b) amend the amounts of Consolidated Working Capital, Consolidated Net Worth and EBITDA that Hanover and its Subsidiaries are required to maintain, (c) amend the Event of Default arising from a change of control, (d) amend the amount of the Inventory sublimits of Revolving Loan Borrowers and (e) consent to, and enter into certain other amendments to the Loan Agreement and the other Financing Agreements in connection with the Hanover 2002 Reorganization; and

         WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such consents, amendments and agreements, and certain other amendments to the Financing Agreements relating thereto, in each case subject to the terms and conditions and to the extent set forth

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herein;

         NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  (a) Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

                           (i)      "ADT LLC" shall mean American Down &
Textile, LLC, a Delaware limited liability company, and its successors and assigns.

                           (ii)     "American Down Assets" shall mean all of the
assets and properties that (A) are or were owned by American Down immediately before the consummation of the Hanover 2002 Reorganization as to American Down, and (B) are or have been owned or acquired by ADT LLC at any time on or after the effective date of the Hanover 2002 Reorganization as to American Down, which assets and properties are included within the general ledger of Hanover as "profit center 1640" as more particularly described on Schedule 1(a)(ii) hereto, including, without limitation, all Accounts, Inventory, Customer Lists and other General Intangibles so related, used or sold.

                           (iii)    "American Down/CSG LLC Merger" shall mean
the merger of American Down with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (iv)     "Collateral Access Agreement" shall mean an
agreement in writing in the form of Exhibit I to the Loan Agreement, in form and substance satisfactory to Lender, from any lessor of premises to any Borrower, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, among other things, (A) acknowledges the first priority security interest of Lender in such Collateral,
(B) agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, (C) agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral, and (D) in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Lender and agrees to follow all instructions of Lender with respect thereto.

                           (v)      "CSG LLC" shall mean The Company Store
Group, LLC, a Delaware limited liability company, and its successors and assigns.

                           (vi)     "CSG LLC Mergers" shall mean, collectively,
the American Down/CSG LLC

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Merger, the DM Advertising/CSG LLC Merger, the erizon, inc./CSG LLC Merger, the
Hanover Brands/CSG LLC Merger, the HDPI/CSG LLC Merger, the HDV/CSG LLC Merger, the Keystone Internet/CSG LLC Merger, the San Diego LLC/CSG LLC Merger, the Keystone Liquidations/CSG LLC Merger, the Encore/CSG LLC Merger and the Desius/CSG LLC Merger.

                           (vii)    "Deposit Account Control Agreement" shall
mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, the Borrower with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by such Borrower and such other terms and conditions as Lender may in good faith require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts in accordance with the terms and conditions of the Loan Agreement and the other Financing Agreements.

                           (viii)   "Desius" shall mean Desius, LLC, a Delaware
limited liability company, and its successors and assigns.

                           (ix)     "Desius/CSG LLC Merger" shall mean the
merger of Desius with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (x)      "DM Advertising/CSG LLC Merger" shall mean
the merger of DM Advertising with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (xi)     "Encore/CSG LLC Merger" shall mean the
merger of Encore with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (xii)    "erizon, inc./CSG LLC Merger" shall mean the
merger of erizon, inc. with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (xiii)   "Hanover 2002 Reorganization" shall mean,
individually and collectively, the mergers, reorganization steps and transactions effected under the Hanover 2002 Reorganization Agreements.

                           (xiv)    "Hanover 2002 Reorganization Agreements"
shall mean, collectively, the agreements, documents and instruments listed in
Schedule 1 hereto and all related agreements, documents and instruments executed, delivered or filed in connection with, or otherwise evidencing, each of the transactions consented to in Section 2 hereof as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (xv)     "Hanover Brands/CSG LLC Merger" shall mean
the merger of Hanover Brands

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with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (xvi)    "Hanover Gifts" shall mean Hanover Gifts,
Inc., a Virginia corporation, and its successors and assigns.

                           (xvii)   "HDPI/CSG LLC Merger" shall mean the merger
of HDPI with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (xviii)  "HDV/CSG LLC Merger" shall mean the merger
of HDV with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (xix)    "Intellectual Property" shall mean, as to
each Borrower or Guarantor, such Borrower's or Guarantor's now owned and hereafter arising or acquired: (A) patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; (B) all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; (C) all rights to sue for past, present and future infringement of any of the foregoing; (D) inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; (E) goodwill (including any goodwill associated with any trademark or the license of any trademark); (F) customer and other lists in whatever form maintained, including, without limitation the Customer Lists; (G) trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; and (H) software and contract rights relating to computer software programs, in whatever form created or maintained; provided, however, the Intellectual Property shall not include any rights or interests in any customer lists or computer software if under the terms of the contract or license agreement with respect thereto, the grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract or license agreement has not been obtained or under applicable law such prohibition cannot be waived, except, the foregoing exclusion shall in no way be construed (1) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407 or 9-408 of the UCC or other applicable law or (2) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of Borrowers and Guarantors in or to monies due or to become due under any such contract or license agreement (including any Receivables).

                           (xx)     "Kaul Litigation" shall mean the action
originally commenced on June 28, 2001 by Rakesh Kaul against Hanover, entitled Rakesh K. Kaul v. Hanover Direct, Inc., Civil No. 01 Civ. 6810 (DC), presently pending before the United District Court for the Southern District of New York.

                           (xxi)    "Kaul Litigation Order" shall mean an order
issued by the United District Court for the Southern District of New York in the Kaul Litigation with respect to (A) the summary judgment motion filed by Rakesh Kaul on or about June 28, 2002 regarding the Amended Complaint filed by Rakesh Kaul on September 21, 2001 and the Answer, Defenses, and Counterclaims to the Amended Complaint filed by Hanover on October 11, 2001 and (A) the summary judgment motion filed by Hanover on July 3, 2002 regarding the Amended Complaint filed by Rakesh Kaul on September 21,

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2001 and the Answer, Defenses, and Counterclaims to the Amended Complaint filed by Hanover on October 11, 2001.

                           (xxii)   "Keystone Internet/CSG LLC Merger" shall
mean the merger of Keystone Internet with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (xxiii)  "Keystone Liquidations/CSG LLC Merger" shall
mean the merger of Keystone Liquidations with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (xxiv)   "Keystone Internet Assets" shall mean all of
the assets and properties that (A) are or were owned by Keystone Internet immediately before the consummation of the Hanover 2002 Reorganization as to Keystone Internet, and (B) are or have been owned or acquired by KIS LLC at any time on or after the effective date of the Hanover 2002 Reorganization as to Keystone Internet, which assets and properties were and are primarily related to or primarily used in connection with or arise from the Fulfillment Contract business of Keystone, including, without limitation, all Accounts, Fulfillment Contracts, Equipment, Customer Lists and other General Intangibles so related, used or sold.

                           (xxv)    "KIS LLC" shall mean Keystone Internet
Services, LLC, a Delaware limited liability company, and its successors and assigns.

                           (xxvi)   "Multiemployer Plan" shall mean a
"multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any Affiliate that would be subject to ERISA.

                           (xxvii)  "Plan" means an employee benefit plan (as
defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

                           (xxviii) "Receivables" shall mean all of the
following now owned or hereafter arising or acquired property of each Borrower:
(A) all Accounts, including, without limitation, all MasterCard/VISA Receivables and all other Credit Card Receivables, and all monies, credit balances and other amounts due from or through or held by Credit Card Issuers, or other parties to the Credit Card Agreements, all monies paid by or through the Private Credit Card Purchaser, all rentals or license fees receivable in respect of sale, lease, or license of Customer Lists, all monies, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, Lender from or for it, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of its respective deposits (general or special), balances, sums and credits with Lender at any time existing; (B) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (C) all payment intangibles of such Borrower; (D) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or otherwise in favor of or delivered to any Borrower in connection with any Account;

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or (E) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof, proceeds of insurance covering the lives of employees on which any Borrower is a beneficiary, catalogs and promotional materials, Customer Lists, and all right, title and interest in and to Mail Order Joint Ventures, and other joint ventures, partnerships and other Persons).

                           (xxix)   "Records" shall mean, as to each Borrower,
all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Account Debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower with respect to the foregoing maintained with or by any other person).

                           (xxx)    "San Diego LLC/CSG LLC Merger" shall mean
the merger of San Diego LLC with and into CSG LLC, with CSG LLC as the surviving limited liability company.

                           (xxxi)   "Scandia Assets" shall mean all of the
assets and properties that (A) are or were owned by American Down immediately before the consummation of the Hanover 2002 Reorganization as to American Down, and (B) are or have been owned or acquired by Scandia Down LLC at any time on or after the effective date of the Hanover 2002 Reorganization as to American Down, which assets and properties are included within the general ledger of Hanover as "profit center 1630" as more particularly described on Schedule 1(a)(xxxi) hereof, including, without limitation, all Accounts, Inventory, Customer Lists and other General Intangibles so related, used or sold.

                  (b)      Amendments to Definitions.

                           (i)      Accounts. All references to the term
"Accounts" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, as to any Person, all present and future rights of such Person to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (A) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (B) for services rendered or to be rendered, (C) for a secondary obligation incurred or to be incurred, or (D) arising out of the use of a credit or charge card or information contained on or for use with the card.

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                           (ii)     Consolidated Net Income. All references to
the term "Consolidated Net Income" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended by deleting the last sentence of such term and replacing it with the following new sentence:

                  "For the purposes of this definition, (1) net income excludes any gain (or loss) together with any related Provision for Taxes for such gain (or loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, Asset Sales and dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person, except, that, (x) solely for purposes of calculating the minimum amount of EBITDA during the fiscal year of Hanover and its Subsidiaries ending December 29, 2001 pursuant to Section 6.31 of the Loan Agreement, Hanover and its Subsidiaries may include the net income derived from the sale of the HDPI Real Property permitted by the letter, dated as of April 30, 2001, by Congress to HDPI and Hanover Re: Sale of 101 Kindig Lane Facility of Hanover Direct Pennsylvania, Inc. and from the sale of the LWI Assets permitted by the letter, dated as of June 13, 2001, by Congress to LWI, Keystone Internet, Hanover Brands and Hanover Re: Sale of Certain Assets of the "Improvements" Mail Order Catalog Business of LWI Holdings, Inc., and (y) solely for purposes of calculating the minimum amount of EBITDA either during the fourth fiscal quarter during the fiscal year of Hanover and its Subsidiaries ending December 28, 2002 (if the Kaul Litigation Order is issued before the close of the books for the fiscal year ending December 28, 2002) or during the fiscal year of Hanover and its Subsidiaries ending December 27, 2003 commencing in the fiscal quarter in which Hanover would be required under GAAP to account for the gain (or charge) referred to in this clause (y) based upon when the Kaul Litigation Order is issued, (i) if the outcome of the Kaul Litigation is unfavorable to Hanover such that Hanover shall be required to increase its reserves for losses on its books that results in a charge to income under GAAP, then Hanover may exclude up to $2,000,000 of any such charges to the calculation of net income, and (ii) if the outcome of the Kaul Litigation is favorable to Hanover such that Hanover shall be required to decrease its reserves for losses on its books that results in a gain to income under GAAP, then Hanover shall exclude up to $2,000,000 of any gain to the calculation of net income, (2) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP, and (3) the term "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person's capital stock at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock)."

                  (iii) Consolidated Net Worth. All references to the term "Consolidated Net Worth" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is


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hereby amended by adding the following additional provisos (d) and (e) at the end thereof as follows:

                  "(d) solely for purposes of calculating Consolidated Net Worth of Hanover and its Subsidiaries for the fiscal month ending December 2002 and each fiscal month thereafter commencing with the fiscal month in which Hanover would be required under GAAP to account for the gain (or charge) referred to in this subsection (d) based upon when the Kaul Litigation Order is issued, (i) if the outcome of the Kaul Litigation is unfavorable to Hanover such that Hanover shall be required to increase its reserves for losses on its books that results in a charge to income under GAAP, then Hanover may exclude up to $2,000,000 of any such charges to the calculation of income, and (ii) if the outcome of the Kaul Litigation is favorable to Hanover such that Hanover shall be required to decrease its reserves for losses on its books that results in a gain to income under GAAP, then Hanover shall exclude up to $2,000,000 of any gain to the calculation of income, and (e) solely for purposes of calculating Consolidated Net Worth of Hanover and its Subsidiaries during Hanover's fiscal year ending December 28, 2002, up to $4,891,000 in write-downs of Hanover's deferred taxes asset, as required pursuant to Financial Accounting Standards No. 109, due to losses incurred by Hanover and its Subsidiaries in such fiscal year, shall not be considered reductions of the deferred taxes asset of Hanover (which amount is reflected in the amounts Hanover and its Subsidiaries are required to maintain in accordance with
                  Section 6.20(c) of the Loan Agreement)."

                           (iv)     Consolidated Working Capital. All references
to the term "Consolidated Net Worth" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended by adding the following additional provisos at the end thereof as follows:

                           "provided, further, that, solely for purposes of calculating Consolidated Working Capital of Hanover and its Subsidiaries for the fiscal month ending December 2002 and each fiscal month thereafter commencing with the fiscal month in which Hanover would be required under GAAP to account for the gain (or charge) referred to in this proviso based when the Kaul Litigation Order is issued, (i) if the outcome of the Kaul Litigation is unfavorable to Hanover such that Hanover shall be required to increase its reserves for losses on its books that results in a decrease in asset charge to income under GAAP, then Hanover may exclude up to $2,000,000 of any such charges to the calculation of income, and
                           (ii) if the outcome of the Kaul Litigation is favorable to Hanover such that Hanover shall be required to decrease its reserves for losses on its books that results in a gain to income under GAAP, then Hanover shall exclude up to $2,000,000 of any gain to the calculation of income."

                           (v)      Eligible Inventory. The first sentence of
Section 1.34 of the Loan Agreement shall be deemed amended by deleting the references to "Colonial Garden Eligible Inventory" and "General Merchandise Inventory".

                           (vi)     Equipment. All references to the term
"Equipment" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, as

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to any Person, all of such Person's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located; provided, however, Equipment shall not include any rights or interests in any computer software (unless embedded) if under the terms of the contract or license agreement with respect to such software, the grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract or license agreement has not been obtained or under applicable law such prohibition cannot be waived, except, the foregoing exclusion shall in no way be construed
(A) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407 or 9-408 of the UCC or other applicable law or (B) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of Borrowers and Guarantors in or to monies due or to become due under any such contract or license agreement (including any Receivables).

                           (vii)    Fulfillment Contract Borrower. All
references to the term "Fulfillment Contract Borrower" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, KIS LLC and such other Revolving Loan Borrowers acceptable to Lender that may provide fulfillment services pursuant to Fulfillment Contracts.

                           (viii)   Guarantors. All references to the term
"Guarantors" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, jointly and severally, individually and collectively, Hanover, HHFG LLC, Clearance World, Scandia Down LLC, La Crosse LLC, DM Advertising LLC, ADT LLC, Hanover Gifts and each other existing and future direct or indirect Subsidiary of Hanover which owns any assets in excess of Ten Thousand Dollars ($10,000), other than Non-Guarantor Subsidiaries, and each of their respective successors and assigns.

                           (ix)     Colonial Garden Eligible Inventory. All
references to the term "Colonial Garden Eligible Inventory" in the Loan Agreement and any of the other Financing Agreements shall be deemed deleted.

                           (x)      General Merchandise Eligible Inventory. All
references to the term "General Merchandise Eligible Inventory" in the Loan Agreement and any of the other Financing Agreements shall be deemed deleted.

                           (xi)     Inventory. All references to the term
"Inventory" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, as to any Person, all of such Person's now owned and hereafter existing or acquired goods, wherever located, which (A) are leased by such Person as lessor; (B) are held by such Person for sale or lease or to be furnished under a contract of service; (C) are furnished by such Person under a contract of service; or (D) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

                           (xii)    Real Property. All references to the term
"Real Property" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, all now owned and hereafter acquired real property of each Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

                           (xiii)   Revolving Loan Borrowers. All references to
the term "Revolving Loan Borrowers" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, individually and collectively, Brawn, GBM, Gump's, Silhouettes LLC, HCS LLC, Domestications LLC, CSG LLC and KIS LLC.

                           (xiv)    Scandia Down Assets. All references to the
term "Scandia Down Assets" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, and not by way of limitation, all Scandia Assets and American Down Assets.

                           (xv)     Tranche B Term Loan Borrowers. All
references to the term "Tranche B Term Loan Borrowers" in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, collectively, Brawn, GBM, Gump's, Hanover Realty, TCS Factory, TCS Office, Silhouettes LLC, HCS LLC, Domestications LLC, CSG LLC and KIS LLC.

                           (xvi)    UCC. All references to the term "UCC" in the
Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

                  (c) Interpretation. All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Loan Agreement.

         2.       Consents.

                  (a) Consent with respect to Hanover Gifts. Subject to the terms and conditions contained herein and in the Loan Agreement and in the other Financing Agreements, and notwithstanding anything to the contrary contained in Sections 6.2, 6.5 or 6.6 of the Loan Agreement, Lender consents, to the formation of Hanover Gifts by Hanover on December 19, 2000.

                  (b) Consents to Hanover 2002 Reorganization. Subject to the terms and conditions contained herein and in the Loan Agreement and in the other Financing Agreements, and notwithstanding anything to the contrary contained in Sections 6.5, 6.6(a), 6.6(c) or 6.9 of the Loan

Agreement, Lender consents, effective upon the earlier of the date hereof or the effective date of the applicable transaction of the Hanover 2002 Reorganization, to the following transactions:

                           (i)      the formation of CSG LLC by Hanover, all in
accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (ii)     the merger of erizon, Inc. with and into CSG
LLC pursuant to the erizon, Inc./CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (iii)    the contribution, assignment and transfer by
Hanover Brands to Hanover of all the right, title and interest of Hanover Brands in and to certain copyrights, copyright applications and related assets owned by Hanover Brands, subject to the security interests and liens of Lender therein, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (iv)     the merger of Hanover Brands with and into
CSG LLC pursuant to the Hanover Brands/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (v)      the merger of Desius with and into CSG LLC
pursuant to the Desius/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (vi)     the merger of HDV with and into CSG LLC
pursuant to the HDV/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (vii)    the merger of HDPI with and into CSG LLC
pursuant to the HDPI/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (viii)   the merger of San Diego LLC with and into
CSG LLC pursuant to the San Diego LLC/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (ix)     the formation of ADT LLC by CSG LLC, all in
accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (x)      the merger of American Down with and into
CSG LLC pursuant to the American Down/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xi)     the contribution, assignment and transfer by
CSG LLC to ADT LLC of all of the American Down Assets, subject to the security interests and liens of Lender therein, and the assumption by ADT LLC of all obligations, liabilities and indebtedness of CSC LLC allocated to the American Down Assets (including the Obligations of CSG LLC allocated thereto, but without thereby releasing CSG LLC from liability therefor), all in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xii)    the contribution, assignment and transfer by
CSG LLC to Scandia Down LLC of all of the Scandia Assets, subject to the security interests and liens of Lender therein, and the assumption by Scandia Down LLC of all obligations, liabilities and indebtedness of CSG LLC allocated to the Scandia Assets (including the Obligations of CSG LLC allocated thereto, but without thereby releasing CSG LLC from liability therefor), all in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xiii)   the formation of KIS LLC by Keystone
Internet and the contribution, assignment and transfer by Keystone Internet to KIS LLC of all of the Keystone Internet Assets, subject to the security interests and liens of Lender therein, and the assumption by KIS LLC of all obligations, liabilities and indebtedness of Keystone Internet allocated to the Keystone Internet Assets (including the Obligations of Keystone Internet allocated thereto, but without thereby releasing Keystone Internet from liability therefor), all in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xiv)    the merger of Keystone Internet with and
into CSG LLC pursuant to the Keystone Internet/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xv)     the merger of DM Advertising with and into
CSG LLC pursuant to the DM Advertising/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xvi)    the contribution, assignment and transfer by
Hanover to CSG LLC of certain copyrights, copyright applications and related assets and certain trademarks, trademark applications and related assets, subject to the security interests and liens of Lender therein, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xvii)   the contribution, assignment and transfer by
Hanover to CSG LLC of certain trademarks, trademark applications and related assets and certain copyrights, copyright applications and related assets, subject to the security interests and liens of Lender therein, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xviii)  the contribution, assignment and transfer by
CSG LLC to HCS LLC of certain trademarks, trademark applications and related assets and certain copyrights, copyright applications and related assets, subject to the security interests and liens of Lender therein, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xix)    the contribution, assignment and transfer by
CSG LLC to Domestications LLC of certain trademarks, trademark applications and related assets and certain copyrights, copyright applications and related assets, subject to the security interests and liens of Lender therein, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xx)     the contribution, assignment and transfer by
CSG LLC to Silhouettes LLC of certain trademarks, trademark applications and related assets, subject to the security interests and liens of Lender therein, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xxi)    the contribution, assignment and transfer by
CSG LLC to Brawn of certain trademarks, trademark applications and related assets and the San Diego Telemarketing Assets, in each case, subject to the security interests and liens of Lender therein, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xxii)   the contribution, assignment and transfer by
CSG LLC to Gump's of certain copyrights, copyright applications and related assets, subject to the security interests and liens of Lender therein, in accordance with the applicable Hanover 2002 Reorganization Agreements;

                           (xxiii)  the merger of Encore with and into CSG LLC
pursuant to the Encore/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements; and

                           (xxiv)   the merger of Keystone Liquidations with and
into CSG LLC pursuant to the Keystone Liquidations/CSG LLC Merger, with CSG LLC as the surviving limited liability company, in accordance with the applicable Hanover 2002 Reorganization Agreements.

                  (c) Payment of certain Withholding Taxes with respect to the Series B Participating Preferred Stock. Subject to the terms and conditions contained herein and in the Loan Agreement and in the other Financing Agreements, and notwithstanding anything to the contrary contained in Section
6.6 of the Loan Agreement, Hanover may pay on behalf of Richemont the amount of United States withholding taxes required to be paid under the IRC on the preferred dividend accretion on the Series B Preferred Stock held by Richemont (calculated based upon the amount of withholding taxes that would be due and payable from consolidated earnings and profits of Hanover and its Subsidiaries) in accordance with the terms and conditions of the tax indemnification provisions of the Series B Preferred Participating Agreements (as in effect on the date of execution and delivery thereof). Hanover agrees to provide Lender with five (5) Banking Days' written notice prior to the date Hanover is required to pay such withholding tax in accordance with the IRC (or such later date as Hanover may be required to make such payment in accordance with the IRC), together with any information or materials related to such payment that Lender may reasonably request.

         3. Assumption of Obligations; Amendments to Guarantees and Financing Agreements. Effective as of the earlier of the date hereof or effective date of completion of the Hanover 2002 Reorganization as to the respective parties thereto:

                  (a) Each of CSG LLC and KIS LLC hereby expressly (i) assumes and agrees to be directly liable to Lender, jointly and severally with the other Borrowers, for all Obligations under, contained in, or arising out of the Loan Agreement and the other Financing Agreements applicable to all Borrowers and as applied to each of CSG LLC and KIS LLC as a Borrower and Guarantor, (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to all Borrowers and as applied to each of CSG LLC and KIS LLC as a Borrower and Guarantor, with the same force and effect as if each of CSG LLC and KIS LLC had originally executed and been an original Borrower and Guarantor party signatory to the Loan Agreement and the other Financing Agreements, and (iii) agrees that Lender shall have all rights, remedies and interests, including security interests in and to the Collateral granted pursuant to Section 7 hereof, the Loan Agreement and the other Financing Agreements, with respect to each of CSG LLC and KIS LLC and their respective properties and assets with the same force and effect as Lender has with respect to the other Borrowers and their respective assets and properties as if each of CSG LLC and KIS LLC had originally executed and had been an original Borrower and Guarantor party signatory to the Loan Agreement and the other Financing Agreements.

                  (b) Each of the respective Guarantee and Waivers, dated November 14, 1995, made by the Existing Borrowers as of that date in their capacities as Guarantors, as heretofore amended (collectively, the "Borrower Guarantees") shall be deemed further amended to include each of CSG LLC and KIS LLC as an additional Guarantor party signatory thereto. Each of CSG LLC and KIS LLC hereby expressly (i) assumes and agrees to be directly liable to Lender, jointly and severally with the other Borrowers signatories thereto and the Guarantors, for all Obligations as defined in the Borrower Guarantees, (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Borrower Guarantees with the same force and effect as if each of CSG LLC and KIS LLC had originally executed and been an original party signatory to each of the Borrower Guarantees, and (iii) agrees that Lender shall have all rights, remedies and interests with respect to each of CSG LLC and KIS LLC and their respective properties under the Borrower Guarantees with the same force and effect as if each of CSG LLC and KIS LLC had originally executed and been an original party signatory to each of the Borrower Guarantees.

                  (c) The Guarantee and Waiver, dated November 14, 1995, executed by the Existing Guarantors (other than Hanover and the Existing Borrowers) as of such date, in favor of Lender, as heretofore amended (the "Subsidiary Guarantee"), shall be deemed further amended to include ADT LLC and Hanover Gifts as an additional Guarantor party signatory thereto. Each of ADT LLC and Hanover Gifts hereby expressly (i) assumes and agrees to be directly liable to Lender, jointly and severally with the other Guarantors signatories thereto and the Borrowers, for all Obligations (as defined in the Subsidiary Guarantee), (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Subsidiary Guarantee with the same force and effect as if each of ADT LLC and Hanover Gifts had originally executed and been an original party signatory to the Subsidiary Guarantee, and (iii) agrees that Lender shall have all rights, remedies and interests with respect to each of ADT LLC and Hanover Gifts and their respective properties with the same force and effect as if each of ADT LLC and Hanover Gifts had originally executed and been an original party signatory to the Subsidiary Guarantee.

                  (d)      Each of ADT LLC and Hanover Gifts hereby expressly
(i) assumes and agrees to be directly liable for all Obligations under, contained in, or arising out of the Loan Agreement, the General

Security Agreement, dated November 14, 1995, by Existing Guarantors (other than Hanover and Existing Borrowers) as of as of such date, in favor of Lender, as heretofore amended (the "Subsidiary General Security Agreement") and the other Financing Agreements applicable to all Guarantors and as applied to each of ADT LLC and Hanover Gifts as a Guarantor, (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement, the Subsidiary General Security Agreement and the other Financing Agreements applicable to all Guarantors and as applied to each of ADT LLC and Hanover Gifts as a Guarantor with the same force and effect as if each of ADT LLC and Hanover Gifts had originally executed and been an original Guarantor or Debtor, as the case may be, party signatory to the Loan Agreement, the Subsidiary General Security Agreement and the other Financing Agreements, and (iii) agrees that Lender shall have all rights, remedies and interests, including security interests in the Guarantor Collateral granted pursuant to the Loan Agreement, the Subsidiary General Security Agreement, and the other Financing Agreements, with respect to each of ADT LLC and Hanover Gifts and their respective properties and assets with the same force and effect as if each of ADT LLC and Hanover Gifts had originally executed and had been an original Guarantor or Debtor, as the case may be, party signatory to the Loan Agreement, the Subsidiary General Security Agreement and the other Financing Agreements, and such agreements shall be deemed so amended.

                  (e) Each Guarantor, including without limitation, CSG LLC and KIS LLC, in its capacity as Guarantor pursuant hereto, and each of ADT LLC and Hanover Gifts as a Guarantor pursuant hereto, hereby expressly and specifically ratifies, restates and confirms the terms and conditions of its respective Guarantee(s) in favor of Lender and its liability for all of the Obligations (as defined in its Guarantee(s)), and all other obligations, liabilities, agreements and covenants thereunder.

                  (f) Each Borrower, including, without limitation, CSG LLC and KIS LLC, and each Guarantor, including, without limitation, ADT LLC and Hanover Gifts, hereby agrees that all references to Borrower or Borrowers or other terms intended to refer to a Borrower or Borrowers, such as Debtor or Debtors, contained in any of the Financing Agreements are hereby amended to include each of CSG LLC and KIS LLC, and each other person or entity at any time hereafter made a "Borrower" under the Loan Agreement, as an additional Borrower or Debtor, or other appropriate term of similar import, as the case may be. Each Borrower, including, without limitation, CSG LLC and KIS LLC, and each Guarantor, including, without limitation, ADT LLC and Hanover Gifts, hereby agrees that all references to Guarantor or Guarantors or other terms intended to refer to a Guarantor or Guarantors, such as Debtor or Debtors, contained in any of the Financing Agreements are hereby amended to include each of CSG LLC and KIS LLC, in its capacity as Guarantor and each of ADT LLC and Hanover Gifts and each other person or entity at any time hereafter made a "Guarantor" under the Loan Agreement, as an additional Guarantor or Debtor, or other appropriate term of similar import, as the case may be.

         4. Acknowledgments with respect to Equity Contributions and Mergers pursuant to the Hanover 2002 Reorganization.

                  (a) As of the effective date of the Hanover 2002 Reorganization as to the respective parties thereto, each Borrower and each Guarantor hereby acknowledges, confirms and agrees that, by operation of law and as provided in the Hanover 2002 Reorganization Agreements, as the case may be, and this Amendment:

                           (i)      CSG LLC, as the surviving limited liability
company pursuant to each of the CSG LLC Mergers, has continued and shall continue to be directly and primarily liable in all respects for the Obligations of each of American Down, DM Advertising, erizon, inc., Hanover Brands, HDPI, HDV, Keystone Internet, San Diego LLC, Keystone Liquidations and Encore arising prior to the effective time of the applicable CSG LLC Merger.

                           (ii)     Lender shall continue to have valid and
perfected security interests, liens and rights in and to all of the assets and properties owned and acquired (A) by CSG LLC, as the surviving limited liability company of each of the CSG LLC Mergers, and (B) by each Borrower or Guarantor that is the purchaser, assignee or transferee of any such assets and properties, pursuant to the Hanover 2002 Reorganization Agreements or otherwise, and all such assets and properties shall be deemed included in the Collateral or the Guarantor Collateral, as the case may be, and such security interests, liens and rights and their perfection and priorities have continued and shall continue in all respects in full force and effect;

                  (b) Without limiting the generality of the foregoing, (i) none of the transactions contemplated by the Hanover 2002 Reorganization Agreements shall in any way limit, impair or adversely affect the Obligations now or hereafter owed to Lender by any existing or former Borrowers or Guarantors or any security interests or liens in any assets or properties securing the same, (ii) the security interests, liens and rights of Lender in and to the assets and properties of CSG LLC, as the surviving limited liability company of each of the CSG LLC Mergers, or any Borrower or Guarantor that is the recipient, assignee or transferee of any assets or properties contributed, assigned or transferred pursuant to the Hanover 2002 Reorganization Agreements, have continued and, upon and after the consummation of the CSG LLC Mergers, or such contribution, assignment or transfer, as the case may be, shall continue to secure all Obligations to Lender of CSG LLC, or the predecessor owner of such assets and properties, as the case may be, in addition to all other existing and future Obligations of CSG LLC, or such Borrower or Guarantor, as the case may be, to Lender.

         5. Allocation of Revolving Loans and Letter of Credit Accommodations. Each of Borrowers and Guarantors confirms, acknowledges and agrees that:

                  (a) as of and after the effective date of the Hanover 2002 Reorganization as to HDV, the portion of the Revolving Loans and Letter of Credit Accommodations to or for the account of HDV determined by Lender to be allocable to the Inventory and other Collateral of HDV before the consummation of the Hanover 2002 Reorganization shall be deemed to be Revolving Loans and Letter of Credit Accommodations of CSG LLC;

                  (b)     as of and after the effective date of the Hanover
2002 Reorganization as to HDPI, the portion of the Revolving Loans and Letter of Credit Accommodations to or for the account of HDPI determined by Lender to be allocable to the Inventory and other Collateral of HDPI before the consummation of the Hanover 2002 Reorganization shall be deemed to be Revolving Loans and Letter of Credit Accommodations of CSG LLC;

                  (c) as of and after the effective date of the Hanover 2002 Reorganization as to Keystone Internet, the portion of the Revolving Loans and Letter of Credit Accommodations to or for the account of Keystone Internet determined by Lender to be allocable to the Inventory and other Collateral of Keystone Internet before the consummation of the Hanover 2002 Reorganization shall be deemed to be Revolving Loans and Letter of Credit Accommodations of KIS LLC; and

                  (d) contemporaneously with any determination by Lender of the outstanding amount of Revolving Loans and Letter of Credit Accommodations to be allocated to CSG LLC as provided in Sections 5(a) through 5(c) hereof, the outstanding amount of Revolving Loans and Letter of Credit Accommodations of the applicable transferor Borrower shall be reduced by those amounts so allocated, but without thereby relieving the applicable transferor Borrower of liability therefor.

         6. Amendments to Lending Sublimits. Sections 2.2(a) through and including 2.2(h) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "(a)     Subject to, and upon the terms and
                  conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to Brawn shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000) at any one time outstanding.

                           (b)      Subject to, and upon the terms and
                  conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to GBM shall not exceed Five Million Dollars ($5,000,000) at any one time outstanding.

                           (c)      Subject to, and upon the terms and
                  conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to Gump's shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000) at any one time outstanding.

                           (d)      Subject to, and upon the terms and
                  conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to HCS LLC shall not exceed Fifteen Million Five Hundred Thousand Dollars ($15,500,000) at any one time outstanding.

                           (e)      Subject to, and upon the terms and
                  conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to Domestications LLC shall not exceed Fifteen Million Dollars ($15,000,000) at any one time outstanding.

                           (f)      Subject to, and upon the terms and
                  conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to Silhouettes LLC shall not exceed Six Million Three Hundred Thousand Dollars ($6,300,000) at any one time outstanding.

                           (g)      Subject to, and upon the terms and
                  conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to CSG LLC shall not exceed Zero Dollars (-$0-) at any one time outstanding.

                           (h)      Subject to, and upon the terms and
                  conditions contained herein, the aggregate principal amount of Revolving Inventory Loans and Letter of Credit Accommodations made available to KIS LLC shall not exceed Zero Dollars (-$0-) at any one time outstanding."

         7.       Collateral.

                  (a) Grant of Security Interest. Without limiting the prior grant of the continuing security interest in, a lien upon, and a right of set off against, and assignment by Existing Borrowers to Lender, as security, all to secure payment and performance of all Obligations, each Borrower, including, without limitation, CSG LLC and KIS LLC, hereby grants to Lender, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender, as security, all personal and real property and fixtures, and interests in property and fixtures, of each Borrower, including, without limitation, CSG LLC and KIS LLC, whether now owned or hereafter acquired or existing, and wherever located, including without limitation the following (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

                           (i)      all Accounts;

                           (ii)     all general intangibles, including, without
limitation, all Intellectual Property;

                           (iii)    all goods, including, without limitation,
Inventory and Equipment;

                           (iv)     all Real Property and fixtures;

                           (v)      all chattel paper, including, without
limitation, all tangible and electronic chattel paper;

                           (vi)     all instruments, including, without
limitation, all promissory notes;

                           (vii)    all documents;

                           (viii)   all deposit accounts;

                           (ix)     all letters of credit, banker's acceptances
and similar instruments and including all letter-of-credit rights;

                           (x)      all supporting obligations and all present
and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (D) deposits by and property of Account Debtors or other persons securing the obligations of Account Debtors;

                           (xi)     all (A) investment property (including
securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of any Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

                           (xii)    all commercial tort claims;

                           (xiii)   to the extent not otherwise described above,
all Receivables;

                           (xiv)    all Records; and

                           (xv)     all products and proceeds of the foregoing,
in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding the foregoing, the Collateral does not include any leasehold interests of Borrowers in real property, other than leasehold interests of Term Loan Borrowers.

                  (b)      Perfection of Security Interests.

                           (i)      Each Borrower irrevocably and
unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and such Borrower as debtor, as Lender may require, and including any other information with respect to such Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and such Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Each Borrower hereby authorizes Lender to adopt on behalf of such Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and any Borrower as debtor includes assets and properties of such Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and such Borrower as debtor.

                           (ii)     Subject to Section 7(c) hereof, each
Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in Schedule 7(b) attached hereto. In the event that any Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower (including by any agent or representative), such Borrower shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that such Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender's option, each Borrower shall, or Lender may at any time on behalf of any Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable:
"This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                           (iii)    In the event that any Borrower shall at any
time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's written request, such Borrower shall take, or cause to be taken, such actions as Lender may request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

                           (iv)     Subject to Section 7(c) hereof, each
Borrower does not have any deposit accounts as of the date hereof, except as set forth in Schedule 7(b) attached hereto or as set forth in the Deposit Account Control Agreement to be entered into among Borrowers, certain Guarantors, Lender and Allfirst Bank. Borrowers shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (A) Lender shall have received not less than five (5) Banking Days' prior written notice of the intention of any Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such

Borrower is dealing and the purpose of the account, (B) the bank where such account is opened or maintained shall be reasonably acceptable to Lender, and
(C) on or before the opening of such deposit account, such Borrower shall as Lender may specify either (1) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower and the bank at which such deposit account is opened and maintained or (2) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (iv) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's or Guarantor's salaried employees.

                           (v)      As of the date hereof, no Borrower owns or
holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or has any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in Schedule 7(b) attached hereto subject to Section 7(c) hereof.

                                    (A)     In the event that any Borrower shall
be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities, now or hereafter acquired by any Borrower are uncertificated and are issued to such Borrower or its nominee directly by the issuer thereof, such Borrower shall immediately notify Lender thereof and shall as Lender may specify in writing, either, in Lender's good faith judgment (1) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of any Borrower or such nominee, or (2) arrange for Lender to become the registered owner of the securities.

                                    (B)     Borrowers shall not, directly or
indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (1) Lender shall have received not less than five (5) Banking Days' prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower is dealing and the purpose of the account, (2) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (3) on or before the opening of such investment account, securities account or other similar account a securities Intermediary or commodity intermediary, such Borrower shall as Lender may specify either (i) execute and deliver, and cause to be executed and delivered to Lender, an investment property control agreement with respect thereto duly authorized, executed and delivered by such Borrower and such securities intermediary or commodity intermediary or (ii) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.

                           (vi)     Borrowers are not the beneficiary or
otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in
Schedule 7(b) attached hereto subject to Section 7(c) hereof. In the event that any Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower shall promptly notify Lender thereof in writing. Such Borrower shall immediately, as Lender may specify, either (A) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender in its good faith judgment, consenting to the assignment of the proceeds of the letter of credit to Lender by such Borrower and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (B) cause Lender to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                           (vii)    Borrowers do not have any commercial tort
claims as of the date hereof, except as set forth in Schedule 7(b) attached hereto subject to Section 7(c). In the event that any Borrower shall at any time after the date hereof have any commercial tort claims, such Borrower shall promptly notify Lender thereof in writing, which notice shall (A) set forth in reasonable detail the basis for and nature of such commercial tort claim and (B) include the express grant by such Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 7(b)(i) hereof or otherwise arising by the execution by such Borrower of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and such Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

                           (viii)   Borrowers do not have any goods, documents
of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in Schedule 7(b) attached hereto subject to Section 7(c) hereof and except for goods in transit to a location of a Borrower or a Guarantor permitted in the Loan Agreement or the other Financing Agreements in the ordinary course of business of such Borrower or a Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in Schedule 7(b) attached hereto or such carriers, Borrowers shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrowers shall deliver to Lender a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower that is the owner of such Collateral.

                           (ix)     Borrowers shall take any other actions
reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (A) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower's signature thereon is required therefor, (B) at Lender's written request, causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (C) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (D) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and (E) taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

                  (c) Delivery of Schedule 7(b. Borrowers and Guarantors hereby agree to deliver, in form and substance satisfactory to Lender, on or before January 31, 2003, all the information required by Schedule 7(b) in accordance with Section 7(b) hereof. The representations and warranties contained in Section 7(b) hereof as to matters, events and information set forth on Schedule 7(b) shall be deemed to be made by and shall be deemed to apply to Borrowers and Guarantors only when Schedule 7(b) is delivered to Lender.

         8. Consolidated Working Capital. Section 6.19 of the Loan Agreement is hereby amended by deleting Section 6.19(c) and replacing it with new Sections 6.19(c) and (d) as follows:

                           "(c)     Hanover shall, commencing with the fiscal
                  month ending March 2002, and for each fiscal month thereafter through and including the fiscal month ending December 2002, maintain Consolidated Working Capital, calculated on a consolidated basis for Hanover and its Subsidiaries, of not less than the following amounts as at the end of each such fiscal month:

Period                                Amount
------                                ------
March                               $20,000,000
April                               $20,000,000
May                                 $20,000,000
June                                $20,000,000
July                                $20,000,000
August                              $20,000,000
September                           $20,000,000
October                             $20,000,000
November                            $20,000,000
December                            $12,500,000

                           (d) Hanover shall, commencing with the fiscal month ending January 2003, and for each fiscal month thereafter in any fiscal year thereafter, maintain Consolidated Working Capital, calculated on a consolidated basis for Hanover and its Subsidiaries, of not less than the following amounts as at the end of each such fiscal month:

Period                                Amount
------                                ------
January                             $11,000,000
February                            $10,000,000
March                               $14,000,000
April                               $14,000,000
May                                 $13,000,000
June                                $13,000,000
July                                $13,000,000
August                              $17,000,000
September                           $15,000,000
October                             $17,000,000
November                            $15,000,000
December                            $15,000,000"

         9. Consolidated Net Worth. Section 6.20 (c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "(c)     Hanover shall, commencing with the fiscal
                  month ending March 2002 and for each fiscal month thereafter through and including the fiscal month December 2002, maintain Consolidated Net Worth, calculated on a consolidated basis for Hanover and its Subsidiaries, of not less than the following amounts as at the end of each such fiscal month:

Period                                Amount
------                                ------
March                               $36,000,000
April                               $35,000,000
May                                 $35,000,000
June                                $35,000,000
July                                $35,000,000
August                              $34,000,000
September                           $32,500,000
October                             $32,500,000
November                            $32,500,000
December                            $27,200,000

                           (d) Hanover shall, commencing with the fiscal month ending January 2003 and for each fiscal month thereafter in any fiscal year thereafter, maintain Consolidated Net Worth, calculated on a consolidated basis for Hanover and its Subsidiaries, of not less than the following amounts as at the end of each such fiscal month:

Period                                Amount
------                                ------
January                             $26,000,000
February                            $25,800,000
March                               $26,800,000
April                               $27,700,000
May                                 $27,800,000
June                                $27,800,000
July                                $27,600,000
August                              $27,000,000
September                           $27,000,000
October                             $27,000,000
November                            $27,800,000
December                            $31,000,000"

         10. EBITDA. Sections 6.31(c) and 6.31(d) of the Loan Agreement are hereby deleted in their entirety and replaced with new Sections 6.31(c) and 6.31(d), Section 6.31(e) of the Loan Agreement is hereby redesignated Section 6.31(f), and a new Section 6.31(e) is hereby added, as follows:

                           "(c)     Hanover and its Subsidiaries shall not, as
                  to any fiscal quarter during the fiscal year 2002 of Hanover and its Subsidiaries, permit EBITDA of Hanover and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative year-to-date basis ("YTD"), to be less than the respective amount set forth below opposite such fiscal quarter end YTD period:

          Fiscal Quarter
         End YTD Periods                      Cumulative
      for Fiscal Year 2002                  Minimum EBITDA
      --------------------                  --------------
(i)   December 30, 2001 through
      March 30, 2002                        ($ 1,000,000)

(ii)  December 30, 2001 through
      June 29, 2002                          $ 1,200,000

(iii) December 30, 2001 through
      September 28, 2002                     $ 1,500,000

(iv)  December 30, 2001 through
      December 28, 2002                      $ 5,000,000

                           (d) Hanover and its Subsidiaries shall not, as to any fiscal quarter during the fiscal year

                  2003 of Hanover and its Subsidiaries, permit EBITDA of Hanover and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative YTD basis to be less than the respective amount set forth below opposite such fiscal quarter end YTD period:

          Fiscal Quarter
         End YTD Periods                      Cumulative
      for Fiscal Year 2003                  Minimum EBITDA
      --------------------                  --------------
(i)   December 29, 2002 through
      March 29, 2003                        $  1,000,000

(ii)  December 29, 2002 through
      June 28, 2003                         $  4,000,000

(iii) December 29, 2002 through
      September 27, 2003                    $  5,000,000

(iv)  December 29, 2002 through
      December 27, 2003                     $ 11,000,000"

         (d) Hanover and its Subsidiaries shall not, as to first fiscal quarter during the fiscal year 2004 of Hanover and its Subsidiaries, permit EBITDA of Hanover and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the first fiscal quarter set forth below on a cumulative YTD basis to be less than the respective amount set forth below opposite such fiscal quarter end YTD period:

          Fiscal Quarter
         End YTD Periods                     Cumulative
      for Fiscal Year 2003                 Minimum EBITDA
      --------------------                 --------------
(i)  December 28, 2003 through
     March 27, 2004                         $  1,000,000

         11. Additional Reporting Requirement regarding Kaul Litigation. In addition to all other information and reports required to be delivered by Borrowers or Guarantors to Lender, Borrowers and Guarantors hereby agree to deliver, within thirty (30) days after the Kaul Litigation Order is issued, a report setting forth the ruling by the court with respect to such motions and the amount of reserves that are required to be increased (or decreased) for losses (or gains) of Hanover on its books that result in a charge (or gain) to income under GAAP for purposes of calculating Hanover's Compliance with the consolidated Working Capital, consolidated Net Worth and EBITDA covenants, together with any information, materials or documents that Lender may reasonably request with respect thereto.

         12. Change of Control Event of Default; Withholding Tax Payments; Delivery of Schedules.

Borrowers and Guarantors hereby agree to deliver on or before January 31, 2003, in form and substance satisfactory to Lender, (a) an amendment with respect to the change of control Event of Default set forth in Section 7.1(j) of the Loan Agreement, (b) a determination of the applicability and if so the scope, nature and amount of any adjustments to the financial covenants based upon the withholding tax payments made on behalf of Richemont with respect to the Series B Participating Preferred pursuant to Section 2(c) hereof, and (c) Schedule 1(a)(ii) to Twenty-Third Amendment to Loan and Security Agreement - Description of American Down Assets and Schedule 1(a)(xxxi) to Twenty-Third Amendment to Loan and Security Agreement - Scandia Assets.

         13. Depository Accounts; Blocked Accounts; Customer Prepayment Accounts. The last sentence of Section 8.2(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "Without limiting the provisions of Section 8.4 below
                  in favor of Lender, each of the Borrowers and Guarantors hereby irrevocably appoints Hanover and Domestications LLC, acting jointly or singly, as its agent for all purposes in connection with the Blocked Accounts, including, without limitation, the execution, delivery and performance on its behalf of all Blocked Account agreements, Credit Card Acknowledgments and the performance of such obligations thereunder as Lender, the depository, or any other party thereto shall require."

         14.      Release.

                  (a)      Release.

                           (i)      Each Borrower and Guarantor, on behalf of
itself and its successors and assigns, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, its respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other parties being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever arising in connection with the transactions contemplated by the Hanover 2002 Reorganization or the Hanover 2002 Reorganization Agreements (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower or Guarantor, or any of its or his or their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Hanover 2002 Reorganization or the Hanover 2002 Reorganization Agreements.

                           (ii)     Each Borrower and Guarantor understands,
acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

                           (iii)    Each Borrower and Guarantor agrees that no
fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth in this Section 14(a).

                  (b) Covenant Not to Sue. Each Borrower and Guarantor, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Borrower or Guarantor pursuant to Section 14(a) hereof. If any Borrower or Guarantor violates the foregoing covenant, each Borrower and Guarantor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

         15. Exhibits. Exhibits A, B-1, B-3, B-4, C, G and H-3 to the Loan Agreement are hereby deleted in their entirety and replaced with the information set forth on Exhibits A, B-1, B-3, B-4, C, G and H-3 attached hereto.

         16.      Waiver of Event of Default.

                  (a) Subject to the satisfaction of each of the conditions precedent set forth herein, Lender hereby waives any Event of Default under
Section 7(b) of the Loan Agreement arising as a result of the failure of Borrowers and Guarantors to comply with the terms of Sections 6.2, 6.5 and 6.6 of the Loan Agreement by failing to obtain the consent of Lender in connection with the formation of Hanover Gifts in December 2000.

                  (b) Lender has not waived, is not by this Amendment waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Events of Default referred to in Section 16(a) hereof or otherwise), other than the Existing Default. The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Lender arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

         17. Fees. In addition to all other fees, charges, interest and expenses payable by Borrowers to Lender under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Lender the following additional fees:

                  (a) Borrowers shall pay to Lender, contemporaneously herewith, a closing fee in the amount of $55,000, which fee is fully earned as of the date hereof and may be charged into the loan account(s) of any Borrower.

                  (b) Tranche B Term Loan Borrowers shall pay to Lender, contemporaneously herewith, a closing fee in the amount of $55,000, which fee is fully earned as of the date hereof and may be charged into the loan account(s) of any Tranche B Term Loan Borrower.

         18. Representations, Warranties and Covenants. Each Borrower and Guarantor represents, warrants and covenants with, to and in favor of Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Revolving Loans or Letter of Credit Accommodations by Lender to
Borrowers:

                  (a) This Amendment and each other agreement or instrument to be executed and delivered by Borrowers or Guarantors hereunder have been duly authorized, executed and delivered by all necessary action on the part of Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders (with respect to any corporation) or members (with respect to any limited liability company), and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers or Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of Borrowers and Guarantors, as the case may be, enforceable against them in accordance with their terms.

                  (b) Neither the execution and delivery of the Hanover 2002 Reorganization Agreements, nor the consummation of the transactions contemplated by the Hanover 2002 Reorganization Agreements, nor compliance with the provisions of the Hanover 2002 Reorganization Agreements, shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral or Guarantor Collateral, except in favor of Lender pursuant to this Amendment and the Financing Agreements as amended hereby.

                  (c) Neither the execution and delivery of the Hanover 2002 Reorganization Agreements, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, (i) has violated or shall violate any Bulk Sales Act, Bulk Transfer Act or Article 6 of the UCC, if applicable, the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable, or any Federal or State securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect or (ii) does, or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any of Borrowers or Guarantor is a party or may be bound, other than conflicts or defaults under certain real estate leases, intellectual property licenses and equipment leases, or (iii) shall violate any provision of the Certificate of Incorporation or Certificate of Formation, as applicable, or By-Laws or Operating Agreement, as applicable, of any Borrower or Guarantor.

                  (d) None of the membership interests in any of CSG LLC, ADT LLC or KIS LLC have been evidenced by a membership certificate or other certificate, document, instrument or security. All of the membership interests in each of CSG LLC, ADT LLC and KIS LLC (i) are noted in the respective books and records of each such company, (ii) have been duly authorized, validly issued and (iii) are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except those security interests existing in favor of Lender.

                  (e) All of the outstanding shares of capital stock of each of Hanover Gifts have been duly authorized, validly issued and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except those security interests existing in favor of Lender. Effective as of the consummation of the Hanover 2002 Reorganization, CSG LLC shall be the beneficial and direct owner of record of one hundred (100%) percent of the issued and outstanding shares of capital stock of Hanover Gifts.

                  (f) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits the consummation of the Hanover 2002 Reorganization or any part thereof, and no governmental action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Hanover 2002 Reorganization Agreements.

                  (g) As of the date hereof, (i) each of CSG LLC, KIS LLC and ADT LLC is a limited liability company, duly formed and validly existing in good standing under the laws of the State of Delaware, and Hanover Gifts is a corporation, duly organized and validly existing in good standing under the laws of the State of Virginia and (ii) each of CSG LLC, KIS LLC, ADT LLC and Hanover Gifts (A) is duly licensed or qualified to do business as a foreign limited liability company or foreign corporation, as the case may be, and is in good standing in each of the jurisdictions set forth in Exhibit A annexed hereto other than in any such jurisdiction which is designated as "pending", which are the only jurisdictions wherein the character of the properties owned or licensed or the nature of the business of any of CSG LLC, KIS LLC, ADT LLC and Hanover Gifts makes such licensing or qualification to do business necessary; and (B) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and will be conducted in the future.

                  (h) The assets and properties of each of CSG LLC, KIS LLC, ADT LLC and Hanover Gifts are owned by it, free and clear of all security interests, liens and encumbrances of any kind, nature or description, as of the date hereof, except those security interests existing in favor of Lender and those granted pursuant hereto in favor of Lender, and except for Liens (if any) permitted under Section 6.4 of the Loan Agreement or the other Financing Agreements.

                  (i) Upon the effectiveness of each of the CSG LLC Mergers, each such merger will become effective in accordance with the terms of each of the applicable Hanover 2002 Reorganization Agreements applicable to it and of the applicable corporate statutes of the States of incorporation or formation of each Borrower and each Guarantor that is a constituent corporation or limited liability company pursuant to the mergers so consented to. As of the respective date of the effectiveness of the respective CSG LLC Mergers, CSG LLC will be and will continue to be and shall be the surviving limited liability company of each of the CSG LLC Mergers.

                  (j) Neither the consummation of the CSG LLC Mergers, nor the execution, delivery and/or filing of the applicable merger documents in respect of the Hanover 2002 Reorganization Agreements, or any other agreements, documents or instruments in connection therewith, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof if consummated or effected on or before the date hereof has resulted in or if consummated or effected after the date hereof shall result in the creation or imposition of any lien, claim, charge or incumbrance upon any of the Collateral or Guarantor Collateral, except in favor of Lender.

                  (k) All actions and proceedings required by the Hanover 2002 Reorganization Agreements applicable to the CSG LLC Mergers, applicable law and regulation, have been or shall be taken prior to the effectiveness of such mergers and all transactions required thereunder have been and shall be, or will be duly and validly consummated.

                  (l) Each Borrower and Guarantor is solvent and will continue to be solvent after giving effect to the Hanover 2002 Reorganization and the transactions contemplated by the Hanover 2002 Reorganization Agreements, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. After giving effect to the Hanover 2002 Reorganization, and after giving effect to the transactions contemplated by the Hanover 2002 Reorganization Agreements, the assets and properties of each Borrower and Guarantor at a fair valuation and at their present fair salable value are, and will be, greater than the indebtedness of each such Borrower and Guarantor, respectively, and including subordinated and contingent liabilities computed at the amount which, to the best of each such Borrower's and Guarantor's, represents an amount which can reasonably be expected to become an actual or matured liability.

                  (m) Neither the consummation of the CSG LLC Mergers, nor the execution, delivery or filing of the Hanover 2002 Reorganization Agreements applicable to the CSG LLC Mergers as consented to under Section 2(b) hereof or any other agreements, documents or instruments in connection therewith, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof before the date hereof or upon the effectiveness of such mergers (i) has violated or will violate any Federal or State securities laws, any State corporation law, or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect, or (ii) does or will conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any existing or former Guarantor or Borrower is a party or may be bound, other than conflicts or defaults under certain real estate leases, intellectual property licenses and equipment leases, or (iii) does or will violate any provision of the Certificate of Incorporation or Certificate of Formation, as applicable, or By-Laws or Operating Agreement, as applicable, of any Borrower or Guarantor.

                  (n) No action of, or filing with, or consent of any governmental or public body or authority, other than the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, and no approval or consent of any other party, including, without limitation, Richemont or the Persons signatory parties to the Scandia Trademark License Agreements, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment.

                  (o) All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

                  (p) After giving effect to the provisions of this Amendment, no Event of Default or Incipient Default exists or has occurred and is continuing.

         19. Conditions Precedent. Concurrently with the execution and delivery hereof (except to the extent otherwise indicated below), and as a further condition to the effectiveness of this Amendment and the agreement of Lender to the modifications and amendments set forth in this Amendment:

                  (a) Lender shall have received, in form and substance satisfactory to Lender, each of the following agreements, duly authorized, executed and delivered by each Borrower and Guarantor to the extent it is a party thereto:

                           (i)      a photocopy of an executed original or
executed original counterparts of this Amendment by facsimile (with the originals to be delivered within five (5) Banking Days after the date hereof), as the case may be, duly authorized, executed and delivered by each Borrower and Guarantor;

                           (ii)     the Third Amendment to Trademark Collateral
Assignment and Security Agreement, by and among Silhouettes LLC, Domestications LLC, HCS LLC, Brawn, Gump's, CSG LLC and Lender, providing for certain amendments to the Trademark Collateral Assignment and Security Agreement, dated November 14, 1995, by and among Gump's, Tweeds, Inc. Brawn and Lender, and any such documents, instruments or filings with respect thereto with the U.S. Patent and Trademark Office to protect such Collateral;

                           (iii)    the Copyright Collateral Assignment and
Security Agreement, by and among Domestications LLC, HCS LLC, Gump's and Lender, and any such documents, instruments or filings with respect thereto with the U.S. Copyright Office to protect such Collateral;

                           (iv)     the Fourth Amendment to Trademark Collateral
Assignment and Security Agreement, by and among Hanover, Scandia and Lender, providing for certain amendments to the Trademark Collateral Assignment and Security Agreement, dated November 14, 1995, by and among Hanover, Hanover Catalog Holdings, Inc., Scandia Down Corporation, Aegis Safety Holdings, Inc., Company Store Holdings, Inc., Austad Holdings, Inc. and Lender, and any such documents, instruments or filings with respect thereto with the U.S. Patent and Trademark Office to protect such Collateral;

                           (v)      the First Amendment to Copyright Collateral
Assignment and Security Agreement by and between Hanover and Lender, providing for certain amendments to the Copyright Collateral Assignment and Security Agreement, dated November 30, 2000, by and between Hanover Brands and

Lender, and any such documents, instruments or filings with respect thereto with the U.S. Copyright Office to protect such Collateral;

                           (vi)     the First Amendment to General Security
Agreement by and between Hanover and Lender providing for certain amendments to the General Security Agreement, dated November 14, 1995, by Hanover in favor of Lender;

                           (vii)    the First Amendment to General Security
Agreement by and among Guarantors (other than Hanover and Borrowers) and Lender providing for certain amendments to the General Security Agreement, dated November 14, 1995, by certain Existing Guarantors in favor of Lender;

                           (viii)   the Guarantee and Waiver by Borrowers (other
than CSG LLC) in favor of Lender with respect to the Obligations of CSG LLC;

                           (ix)     the Guarantee and Waiver by Borrowers (other
than KIS LLC) in favor of Lender with respect to the Obligations of KIS LLC;

                           (x)      the Guarantee and Waiver by Hanover in favor
of Lender with respect to the Obligations of CSG LLC and KIS LLC;

                           (xi)     the Guarantee and Waiver by Existing
Guarantors (other than Borrowers and Hanover), ADT LLC and Hanover Gifts in favor of Lender with respect to the Obligations of CSG LLC and KIS LLC;

                           (xii)    the Guarantee and Waiver by ADT LLC and
Hanover Gifts in favor of Lender with respect to the Obligations of Existing Borrowers;

                           (xiii)   the Guarantee and Waiver by CSG LLC and KIS
LLC in favor of Lender with respect to the Obligations of Existing Borrowers;

                           (xiv)    the Third Amended and Restated Blocked
Account Agreement by and among Lender, certain Borrowers, certain Guarantors and Allfirst Bank, formerly know as The First National Bank of Maryland;

                           (xv)     a Notification from Hanover to HOSSCO with
respect to the changes in ownership to existing Customer Lists;

                           (xvi)    Amendment No. 3 to Transfer of Funds Letter
Agreement by and among Lender, CSG LLC and Paymentech Merchant Services, Inc.;

                           (xvii)   Amendment No. 3 to Transfer of Funds Letter
Agreement by and among Lender, CSG LLC and NOVUS Services, Inc.;

                           (xviii)  the Third Acknowledgment to Transfer of
Funds Letter Agreement by and among

CSG LLC, Silhouettes, LLC, HCS LLC, Domestications LLC and American Express Travel Related Services, Inc.; and

                          (xix)    the Amended and Restated Agency Agreement by
and among Borrowers.

                  (b) Lender shall have received and reviewed lien and judgement search results for the jurisdictions of incorporation or organization of CSG LLC, KIS LLC, ADT LLC and Hanover Gifts, the jurisdictions of the chief executive offices of CSG LLC, KIS LLC, ADT LLC and Hanover Gifts and all jurisdictions in which assets of CSG LLC, KIS LLC, ADT LLC and Hanover Gifts are located, which search results shall be in form and substance satisfactory to Lender;

                  (c) as soon as possible, but in any event no January 31, 2003, Lender shall have received, in form and substance satisfactory to Lender,
(i) true, correct and complete photocopies of all of the Hanover 2002 Reorganization Agreements, (ii) evidence that (A) the Hanover 2002 Reorganization Agreements have been duly executed and delivered by and to the appropriate parties thereto and (B) the transactions contemplated by the Hanover 2002 Reorganization have been consummated as set forth herein, and (iii) evidence that the certificates of merger with respect to each CSG LLC Merger have been filed with the Secretary of State of the appropriate States of formation or incorporation or formation of each constituent corporation or limited liability company;

                  (d) Borrowers and Guarantors shall have duly authorized such UCC financing statements, such amendments to the existing UCC financing statements filed by Lender against the merged Borrowers and Guarantors changing either or both of the debtor's name or mailing address to that of CSG LLC, and other documents and instruments which Lender in its sole discretion has determined are necessary to perfect the security interests of Lender in all Collateral or Guarantor Collateral now or hereafter owned by CSG LLC, KIS LLC, ADT LLC, Hanover Gifts and all other Borrowers and Guarantors;

                  (e) Lender shall have received from each of CSG LLC, KIS LLC and ADT LLC, (i) a copy of its Certificate of Formation or Articles of Organization, and all amendments thereto, certified by the Secretary of State of the State of Delaware as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, (ii) a copy of its Operating Agreement, certified by the Secretary or Assistant Secretary of the company, and (iii) a certificate from its Secretary or Assistant Secretary dated the date hereof certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein;

                  (f) Lender shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation or formation of each of CSG LLC, KIS LLC, ADT LLC and Hanover Gifts, the jurisdiction of the chief executive office of each of CSG LLC, KIS LLC, ADT LLC and Hanover Gifts and all jurisdictions in which assets of each of CSG LLC, KIS LLC, ADT LLC and Hanover Gifts are located, which search results shall be in form and substance satisfactory to Lender;

                  (g) Lender shall have received, in form and substance satisfactory to Lender, for each Borrower and Guarantor that is a limited liability company (i) a Management and Incumbency

Certificate of each such company identifying all managers, officers or other persons authorized to act on behalf of such company, (ii) Company Resolutions of each such company, evidencing the adoption and subsistence of company resolutions approving the execution, delivery and performance by each Borrower and Guarantor that is a limited liability company of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment, in each case signed by all members of each such company, and (iii) Certificates of the Secretary or Assistant Secretary of each such company identifying all members of such company;

                  (h) Lender shall have received, in form and substance satisfactory to Lender, for each Borrower and Guarantor that is a corporation, a Secretary's or Assistant Secretary's Certificate of Directors' Resolutions with Shareholders' Consent (other than in respect of Hanover) evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by such Borrower and Guarantor of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment;

                  (i) Lender shall have received, in form and substance satisfactory to Lender, updates or amendments to the existing Evidence of Property Insurance and Certificate of Liability Insurance issued by the existing insurance broker or agent of Borrowers and Guarantors in favor of Lender;

                  (j) Lender shall have received, in form and substance and satisfactory to Lender, an opinion of counsel to Borrowers and Guarantors with respect to the transactions contemplated by this Amendment and the Hanover 2002 Reorganization Agreements addressed to Lender;

                  (k) each Borrower and Guarantor shall deliver, or cause to be delivered, to Lender a true and correct copy of any consent, waiver or approval to or of this Amendment, which any Borrower or Guarantor is required to obtain from any other Person, including without limitation Richemont, and such consent, approval or waiver shall be in a form reasonably acceptable to Lender;

                  (l) the Hanover 2002 Reorganization shall have occurred and be effective by no later than December 31, 2002 or such later date or dates as Lender shall approve in writing;

                  (m) prior to the effectiveness of the Hanover 2002 Reorganization, no court of competent jurisdiction shall have issued any injunction, restraining order or other order which prohibits the consummation of the Hanover 2002 Reorganization or any part thereof, and no governmental action or proceeding shall have been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Hanover 2002 Reorganization Agreements;

                  (n) after giving effect to the consummation of each of the CSG LLC Mergers, no Event of Default or Incipient Default shall exist or have occurred and be continuing.

         20. Effect of this Amendment. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof. Except as expressly provided herein, no other changes or modifications to the Loan Agreement or any of the other Financing Agreements, or waivers of or consents under any provisions of any of the foregoing, are intended or implied by this Amendment, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date of this Amendment. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements conflicts with any provision of this Amendment, the provision of this Amendment shall control.

         21. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

         22       Governing Law. The validity, interpretation and enforcement of this Amendment in any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of New York, without regard to any principle of conflict of laws or other rule of law that would result in the application of the law of any jurisdiction other than the State of New York.

         23. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         24. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written.

                                            CONGRESS FINANCIAL CORPORATION

                                            By: /s/ Eric Storz
                                                ----------------------------
                                            Title:  AVP

                                            HANOVER DIRECT PENNSYLVANIA, INC.

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

                                            BRAWN OF CALIFORNIA, INC.

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

                                            GUMP'S BY MAIL, INC.

                                            By: /s/ Brian C. Harriss
                                               -----------------------------
                                            Title:  Vice President

                                            GUMP'S CORP.

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

                                            HANOVER DIRECT VIRGINIA INC.

                                            By: /s/ Brian C. Harriss
                                               -----------------------------
                                            Title:  Vice President

                                            HANOVER REALTY, INC.

                                            By: /s/ Brian C. Harriss
                                               -----------------------------

                                            Title:  Vice President

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                            THE COMPANY STORE FACTORY, INC.

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

                                            THE COMPANY OFFICE, INC.

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

                                            SILHOUETTES, LLC

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

                                            HANOVER COMPANY STORE, LLC

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

                                            DOMESTICATIONS, LLC

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

                                            KEYSTONE INTERNET SERVICES, INC.

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

                                            KEYSTONE INTERNET SERVICES, LLC

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

         [SIGNATURES CONTINUE ON FOLLOWING PAGE]

         [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                            THE COMPANY STORE GROUP, LLC

                                            By: /s/ Brian C. Harriss
                                                ----------------------------
                                            Title:  Vice President

By their signatures below, the
undersigned Guarantors acknowledge
and agree to be bound by the
applicable provisions of this
Amendment:

HANOVER DIRECT, INC.

By: /s/ Brian C. Harriss
   -----------------------------
Title:  Executive Vice President

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AMERICAN DOWN & TEXTILE COMPANY

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

DM ADVERTISING, INC.

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

KEYSTONE LIQUIDATIONS, INC.

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

HANOVER HOME FASHIONS GROUP, LLC

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

ENCORE CATALOG, LLC

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

CLEARANCE WORLD OUTLETS, LLC

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

SCANDIA DOWN, LLC

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ERIZON, INC.

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

HANOVER BRANDS, INC.

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

LA CROSSE FULFILLMENT, LLC

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

SAN DIEGO TELEMARKETING, LLC

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

D.M. ADVERTISING, LLC

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

AMERICAN DOWN & TEXTILE, LLC

By: /s/ Brian C. Harriss
    --------------------------
Title:  Vice President

HANOVER GIFTS, INC.

By: /s/ Brian C. Harriss
    ---------------------------
Title:  Vice President